UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 20, 2012

Affinity Gaming
(Exact name of registrant as specified in its charter)

Nevada	000-54085	02-0815199
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3755 Breakthrough Way Suite 300 Las Vegas, NV	89135	(702) 341-2400
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2012, the Board of Directors (the “Board”) of Affinity Gaming (“Affinity,” “we,” “us,” or “our”) appointed John Christopher Krabiel, 49, as our Senior Vice President, Operations. The Board made Mr. Krabiel’s appointment in anticipation of Mr. Krabiel taking over many of the duties of our current Chief Operating Officer, Ferenc B. Szony, who, upon consummation of the previously disclosed sale of our Sands Regency Casino Hotel in Reno, Nevada, the Gold Ranch Casino & RV Resort in Verdi, Nevada, and the Dayton Depot Casino in Dayton, Nevada to Truckee Gaming, LLC, intends to resign his current position with us to become a managing principal at Truckee Gaming. In connection with Mr. Krabiel’s appointment, the Board appointed Donna Lehmann, 43, our former Senior Vice President, Finance, as our Senior Vice President, Chief Financial Officer and Treasurer. Each of Mr. Krabiel’s and Ms. Lehmann’s appointments is effective as of January 1, 2013.

Since May 3, 2011, Mr. Krabiel has served as our Chief Financial Officer and Treasurer. Mr. Krabiel previously served as our Vice President of Operations since January 2011. Prior to joining Affinity, and since August 2004, Mr. Krabiel served as Vice President of Operational Finance of Boyd Gaming Corporation. Prior to joining Boyd Gaming Corporation, Mr. Krabiel held various operational and financial positions with other casino gaming and resort entertainment companies since 1988. Mr. Krabiel received a Bachelor of Science degree from California Lutheran University and a Master of Business Administration from the University of Nevada, Reno.

Since May 3, 2011, Ms. Lehmann has served as our Senior Vice President, Finance. Ms. Lehmann previously served as our Senior Vice President and Chief Financial Officer since January 7, 2011. Prior to her initial appointment as our Chief Financial Officer, Ms. Lehmann served as Treasurer for BH/RE, L.L.C., parent company of OpBiz, LLC (the licensed operator of Planet Hollywood Resort and Casino), and as Chief Financial Officer of OpBiz, LLC, each from 2004 to 2010. Prior to joining Planet Hollywood, Ms. Lehmann was the Vice President of Finance of Aladdin Gaming, LLC from 2001 through 2004. Prior to joining the Aladdin, Ms. Lehmann held several progressive positions with Showboat Operating Company, ending with Controller in 1998. Ms. Lehmann worked for Arthur Andersen, LLP from 1998 through 2000 as a Senior Auditor. Ms. Lehmann graduated from Hofstra University with a Bachelor of Business Administration and is a Certified Public Accountant in the State of Nevada.

In connection with Ms. Lehmann’s appointment, Affinity and Ms. Lehmann entered into an amendment (the “Amendment”), dated December 26, 2012, to that certain Letter Agreement between the parties, dated January 11, 2011, as amended on May 3, 2011 and October 31, 2011. The Amendment, among other things, increases Ms. Lehmann’s annual base salary by $50,000, effective January 1, 2013.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Affinity Gaming

Date:	December 26, 2012	By:	/s/ Marc H. Rubinstein
Marc H. Rubinstein
Senior Vice President, General Counsel and Secretary